EXHIBIT 3.11


SECRETARY  OF  STATE
STATE  OF  WYOMING                                              FILED
THE  CAPITOL                                           APR  24 98 3 3 3 6 0 0
CHEYENNE,  WYOMING
82002-0020                                                    WYOMING
                                                         SECRETARY OF STATE


                   APPLICATION FOR CERTIFICATE OF REGISTRATION
                           AND ARTICLES OF CONTINUANCE

Pursuant to W.S. 17-16-1710 of the Wyoming Business Corporations Act, the undersigned hereby submits the following Articles of Continuance:

1.   The name of the corporation is:         GLASSMASTER  INDUSTRIES  INC.

2.   It is incorporated under the laws of:   BRITISH  COLUMBIA

3.   (a)  The date of its incorporation is:  MAY  26,  1981

     (b)  The period of its duration is:     PERPETUAL

4.   The  address  of  the  principal  office  of  the  corporation  is:

     #970,789 WEST PENDER STREET, VANCOUVER, BRITISH COLUMBIA, V6C 1H2

5.   The mailing address where correspondence and annual reports can be sent:

     1912 CAPITOL AVENUE, SUITE 406, CHEYENNE, WYOMING, 82001

6. The physical address of its proposed registered office in Wyoming and the name of its registered agent at that address is:

     REGISTERED AGENCY SERVICES INC.,
     1912 CAPITOL AVENUE, SUITE 406, CHEYENNE, WYOMING, 82001

     (The agent must be an individual who resides in this state, a domestic corporation or a not-for-profit domestic corporation or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state).

7. The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state:

     THE COMPANY SHALL HAVE UNLIMITED POWER TO ENGAGE IN AND DO ANY LAWFUL ACT CONCERNING ANY OR ALL LAWFUL BUSINESS FOR WHICH A CORPORATION MAY BE ORGANIZED ACCORDING TO THE LAWS OF THE STATE OF WYOMING.

                                                                   [APR 24 1998]


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                                      -2-


8.   The  names  and  respective  addresses  of  its officers and directors are:

     OFFICE         NAME               ADDRESS
     -------------  -----------------  ------------------------------
     PRESIDENT      GORDON F. LEE      1111 CALLE VISTA DRIVE,
     AND DIRECTOR                      BEVERLY HILLS, CA 90210

     DIRECTOR       ANDREW PROWSE      2659 WEST 34TH AVENUE
                                       VANCOUVER, B.C. CANADA V6N 253

     DIRECTOR       ANTON J. DRESCHER  7547 BURRIS STREET
     AND SECRETARY                     BURNABY, B.C. CANADA V5E 121

9. THE AGGREGATE NUMBER OF SHARES OR OTHER OWNERSHIP UNITS WHICH IT HAS THE AUTHORITY TO ISSUE, ITEMIZED BY CLASSES, PAR VALUE OF SHARES, SHARES WITHOUT PAR VALUE AND SERIES, IF ANY, WITHIN A CLASS IS:

     NUMBER OF SHARES  CLASS   SERIES  PAR VALUE PER SHARE
     ----------------  ------  ------  -------------------
        50,000,000     COMMON   N/A            NIL

10. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     NUMBER OF SHARES  CLASS   SERIES  PAR VALUE PER SHARE
     ----------------  ------  ------  -------------------
        23,759,878     COMMON   N/A            NIL

11. The corporation accepts the Constitution of this state in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.


DATE:  APRIL  13,  1998               SIGNED:  /S/  GORDON  F.  LEE
                                              ------------------------
                                              GORDON  F.  LEE

                                      TITLE:  PRESIDENT
                                              ------------------------


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                                      -3-


                        ********************************

State  of  California     )
County  of  Los  Angeles  )

I,  Lester  Miller,  Notary  Public, do hereby certify that on this 21st, day of
    --------------                                                  ----
April, 1998, personally appeared before me GORDON F. LEE, who, being by me first
-----
duly sworn, declared that he signed the foregoing document as President of the corporation, and that the statements therein are true.

In  witness  whereof,  I  have  hereunto  set my hand and seal this 21st, day of
                                                                    ----
April,  1998
-----

(Notary  Seal)                              /s/  Lester  Miller
                                            -------------------
                                            Notary  Public

                                           |-------------------------------|
MY  COMMISSION  expires:                   |         Lester  Miller        |
                                           |         COMM # 1024166        |
                                           |  Notary Public - California   |
                                           |      LOS  ANGELES  COUNTY     |
                                           | My Comm. Expires MAY 23, 1998 |
                                           |-------------------------------|


INSTRUCTIONS:
-------------

Filing  Fee:  $100.00

The application shall be executed by the corporation by its president or other officer, director, trustee, manager or person performing functions equivalent to those of a president and who is authorized to execute the application on behalf of the corporation and shall be verified by the officer signing on behalf of the corporation.

The application shall be accompanied by one exact copy or conformed copy.

The following documents must accompany the application:

     A  written  consent to appointment manually signed by the registered agent.

     A copy of the Articles of Incorporation and all amendments currently certified (within the last six months) by the proper officer of the state or nation of incorporation.

     A document from an official of the foreign jurisdiction acknowledging termination of the domicile.

     A copy of the corporate resolution authorizing continuance of the corporation in Wyoming.


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